Exhibit 99.22

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ATH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/ATH Special General Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain For Against Abstain 1. to approve the merger of AHL and Blue Merger Sub, Ltd. and the 2. to approve the adjournment of the AHL special general meeting Agreement and Plan of Merger, by and among Apollo Global to solicit additional proxies if there are not sufficient votes at Management, Inc., AHL, Tango Holdings, Inc., Blue Merger Sub, the time of the AHL special general meeting to approve the AHL Ltd. and Green Merger Sub, Inc. (which, as it may be amended merger agreement proposal or to ensure that any supplement or from time to time, we refer to as the “merger agreement”), and amendment to the joint proxy statement/prospectus is timely the statutory merger agreement required by Section 105 of the provided to holders of AHL Common Shares and AHL Preferred Companies Act, 1981 (as amended) of Bermuda, which proposal Shares, which is referred to as the “AHL adjournment proposal.” is referred to as the “AHL merger agreement proposal.” 1UPX + 03JEBC

The Special General Meeting of Shareholders of Athene Holding Ltd. will be held on December 21, 2021, at 9:00 a.m. Eastern Time, virtually via the internet at https://meetnow.global/MF74KPL. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Athene Holding Ltd. + Notice of Special General Meeting of Shareholders Proxy Solicited by Board of Directors for Special General Meeting — December 21, 2021 William J. Wheeler and John Golden, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special General Meeting of Shareholders of Athene Holding Ltd. to be held on December 21, 2021, at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof. This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +